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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Dova Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

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DOVA PHARMACEUTICALS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 19, 2018

Dear Stockholder:

        The Annual Meeting of Stockholders of Dova Pharmaceuticals, Inc. (the "Company") will be held at the offices of the Company at 240 Leigh Farm Road, Suite 245, Durham, NC 27707, on Tuesday, June 19, 2018 at 4:00 p.m. local time for the following purposes:

  1.
  To elect the Board's nominees, Paul B. Manning and Alfred J. Novak, to the Board of Directors to hold office until the 2021 Annual Meeting of Stockholders.

  2.
  To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm, or auditors, for the fiscal year ending December 31, 2018.

  3.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice. All stockholders are invited to attend the meeting in person. The record date for the Annual Meeting is April 20, 2018. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

Mark W. Hahn Chief Financial Officer and Secretary

Durham, North Carolina
April 27, 2018

        We are primarily providing access to our proxy materials over the internet pursuant to the Securities and Exchange Commission's notice and access rules. On or about May 1, 2018, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials that will indicate how to access our 2018 Proxy Statement and 2017 Annual Report on the internet and will include instructions on how you can receive a paper copy of the annual meeting materials, including the notice of annual meeting, proxy statement and proxy card.

        Whether or not you expect to attend the meeting in person, please submit voting instructions for your shares promptly using the directions on your Notice, or, if you elected to receive printed proxy materials by mail, your proxy card, to vote by one of the following methods: 1) over the internet at www.voteproxy.com, 2) by telephone by calling the toll-free number 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone, or 3) if you elected to receive printed proxy materials by mail, by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

DOVA PHARMACEUTICALS, INC.

240 Leigh Farm Road, Suite 245
Durham, North Carolina 27707

PROXY STATEMENT
FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 19, 2018

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

        Pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the "Notice") because the Board of Directors of Dova Pharmaceuticals, Inc. (sometimes referred to as the "Company" or "Dova") is soliciting your proxy to vote at the 2018 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

        We intend to mail the Notice on or about May 1, 2018 to all stockholders of record entitled to vote at the annual meeting.

How do I attend the annual meeting?

        The meeting will be held on Tuesday, June 19, 2018 at 4:00 p.m. local time at the offices of the Company at 240 Leigh Farm Road, Suite 245, Durham, NC 27707. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on April 20, 2018 will be entitled to vote at the annual meeting. On this record date, there were 28,191,266 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

        If on April 20, 2018 your shares were registered directly in your name with the Company's transfer agent, American Stock Transfer & Trust Company, LLC ("AST"), then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on April 20, 2018 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

  •
  Proposal No. 1—Election of two directors; and

  •
  Proposal No. 2—Ratification of selection by the Audit Committee of the Board of Directors of Ernst & Young, LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2018.

What if another matter is properly brought before the meeting?

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

        You may either vote "For" both of the nominees to the Board of Directors or you may "Withhold" your vote for any nominee you specify. For the other matter to be voted on, you may vote "For" or "Against" or abstain from voting.

        The procedures for voting are:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy in one of three ways: online, by telephone or using a proxy card that you may request. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

  •
  To vote online, go to www.voteproxy.com. You will be asked to provide the Company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on June 18, 2018 to be counted.

  •
  To vote over the telephone, dial toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone. You will be asked to provide the Company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on June 18, 2018 to be counted.

  •
  To vote by mail if you requested printed proxy materials, you can vote by promptly completing and returning your signed proxy card in the envelope provided. You should mail your signed proxy card sufficiently in advance for it to be received by June 18, 2018.

  •
  To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Please follow the voting instructions in the notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent.

Follow the instructions from your broker or bank included with the proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of April 20, 2018.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

        If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.

        If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "For" the election of both nominees for director and "For" the ratification of Ernst & Young LLP as independent auditors for the year ending December 31, 2018. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

        If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (NYSE), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your "uninstructed" shares with respect to matters considered to be "routine" under NYSE rules, but not with respect to "non-routine" matters. In this regard, Proposal No. 1 is considered to be "non-routine" under NYSE rules, meaning that your broker may not vote your shares on that proposal in the absence of your voting instructions. However, Proposal No. 2 is considered to be a "routine" matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal No. 2.

        If you a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

        If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

        Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may grant a subsequent proxy by telephone or through the internet.

  •
  You may send a timely written notice that you are revoking your proxy to the Company's Corporate Secretary at 240 Leigh Farm Road, Suite 245, Durham, North Carolina 27707.

  •
  You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

        Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If your shares are held by your broker, bank or other agent, you should follow the instructions provided by that organization.

When are stockholder proposals and director nominations due for next year's Annual Meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by January 1, 2019 to our Corporate Secretary at 240 Leigh Farm Road, Suite 245, Durham, NC 27707. If you wish to nominate an individual for election at, or bring business other than through a stockholder proposal before, the 2019 Annual Meeting, you must deliver your notice to our Corporate Secretary at the address above between February 19, 2019 and March 21, 2019. Your notice to the Corporate Secretary must set forth information specified in our bylaws, including your name and address and the class and number of shares of our stock that you beneficially own.

        If you propose to bring business before an annual meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: 1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting that business at the annual meeting and 2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, the following: 1) the name, age, business address and residence address of the person, 2) the principal occupation or employment of the person, 3) the class and number of shares of our stock that are owned of record and beneficially owned by the person, 4) the date or dates on which the shares were acquired and the investment intent of the acquisition and 5) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated under the Exchange Act, including the person's written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder's understanding of the independence, or lack of independence, of the proposed nominee.

        For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.3 to our Registration Statement on Form S-1 (File No. 333-218479), filed with the SEC on June 9, 2017.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes "For," "Withhold" and broker non-votes, and with respect to the ratification of independent auditors, votes "For," "Against" and abstentions. For Proposal No. 1, broker non-votes will have no effect and will not be counted toward the vote total for either director nominee. For Proposal No. 2, abstentions will be counted and will have the same effect as "Against" votes.

What are "broker non-votes"?

        As discussed above, when a beneficial owner of shares held in "street name" does not give instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be "non-routine" under NYSE rules, the broker, bank or other such agent cannot vote the shares. These unvoted shares are counted as "broker non-votes." Proposal 1 s considered to be "non-routine" under NYSE rules, and we therefore expect broker non-votes to exist in connection with this proposal.

        As a reminder, if you a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

        For Proposal No. 1, the election of directors, the two nominees receiving the most "For" votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes "For" will affect the outcome.

        To be approved, Proposal No. 2, the ratification of Ernst & Young LLP as independent auditors, must receive "For" votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you "Abstain" from voting, it will have the same effect as an "Against" vote.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum is present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 28,191,266 shares outstanding and entitled to vote. Thus, the holders of 14,095,634 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K.

 PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Our Board of Directors is divided into three classes and currently has six members. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's success of duly elected and qualified.

        There are two directors in the class whose term of office expire in 2018, Paul B. Manning and Alfred J. Novak, each of whom was previously elected by our stockholders. If re-elected at the Annual Meeting, each of these nominees will serve until the 2021 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal. It is the Company's policy to invite and encourage directors and nominees for director to attend the Annual Meeting. We elected directors by written consent of our stockholders during 2017 and therefore did not hold an Annual Meeting.

        Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If either nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee that we propose. Each person nominated for election has agreed to serve if elected. We have no reason to believe that either nominee will be unable to serve.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2021 ANNUAL MEETING

        The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this proxy statement.

        The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company's business. To that end, the Committee has identified and evaluated nominees in the broader context of the Board's overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Committee to believe that nominee should continue to serve on the Board. However, each of the members of the Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Paul B. Manning, age 62

        Mr. Manning has served as the Chairman of our Board of Directors since June 2017 and as a member of our Board of Directors since September 2016. Mr. Manning is the President and Chief Executive Officer of PBM Capital Group, LLC, a private equity investment firm in the business of investing in healthcare and life-science related companies, which he founded in 2010. Prior to that,

Mr. Manning founded PBM Products in 1997, a producer of infant formula and baby food, which was sold to Perrigo Corporation in 2010. Mr. Manning is a director of various private companies and AveXis, Inc., a publicly traded clinical stage gene therapy company, and was previously on the board of directors of Perrigo Corporation and Concordia Healthcare Corp. Mr. Manning received a B.S. in microbiology from the University of Massachusetts. Our Board of Directors believes that Mr. Manning should serve as a director based upon on his over 30 years of managerial and operational experience in the healthcare industry and as an investor in healthcare related companies.

Alfred J. Novak, age 70

        Mr. Novak has served as a member of our Board of Directors since May 2017. Mr. Novak has served on the board of LivaNova PLC, a global medical device company since October 2015. From 2007 until October 2015, Mr. Novak served on the board of Cyberonics, until its merger with Sorin S.p.a. to form LivaNova. From April 2014 until March 2015, Mr. Novak served as President and Chief Executive Officer of Syntheon Cardiology, LLC, an early-stage company developing a percutaneous prosthetic aortic heart valve. From September 1999 until January 2014, he served on the board of directors of OrbusNeich Medical Technology Company, Ltd., a privately held interventional cardiology company, and he was Chairman and Chief Executive Officer from 2010 until October 2013. From 2002 until 2006, Mr. Novak was the President, Chief Executive Officer and a director of Novoste Corporation, a publicly held interventional cardiology company. From 1998 until 2002, he was a founder of Syntheon, LLC, a privately held company that focused on minimally invasive medical devices for the gastroenterology and vascular markets. Mr. Novak was a Director, Chief Executive Officer and Chief Financial Officer of public and private companies. He received an M.B.A. from the Wharton School, University of Pennsylvania, and a B.S. from the United States Merchant Marine Academy. Our Board of Directors believes that Mr. Novak should serve as a director based on his broad operating executive experience as Chief Executive Officer and Chief Financial Officer at medical device companies, his board experience at medical device companies, his expertise concerning new product development, regulatory approval and commercialization of medical devices and his finance and accounting expertise.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2019 ANNUAL MEETING

Alex Sapir, age 51

        Mr. Sapir has served as our President and Chief Executive Officer since January 2017. From January 2006 to May 2016, Mr. Sapir served as Executive Vice President, Marketing and Sales for United Therapeutics Corporation, a biotechnology company focused on the development and commercialization of unique products to address the unmet medical needs of patients with chronic and life-threatening conditions. Prior to his time at United Therapeutics Corporation, from January 2003 to January 2005 Mr. Sapir served as Senior Director, Marketing for Guilford Pharmaceuticals. He began his career at GlaxoSmithKline serving in various commercial roles in the United States and Europe. Mr. Sapir is a routine guest lecturer on the topic of pharmaceutical marketing strategy at Duke University's Fuqua School of Business. Mr. Sapir holds a B.A. in Economics from Franklin and Marshall College and an M.B.A. from Harvard Business School. Our Board of Directors believes that Mr. Sapir should serve as a director based on his leadership of our company as the President and Chief Executive Officer and his extensive experience with biotechnology companies.

Roger A. Jeffs, age 56

        Dr. Jeffs has served as a member of our Board of Directors since May 2017. Dr. Jeffs retired as President of United Therapeutics Corporation in June 2016. Prior to his retirement, Dr. Jeffs served as the Co-Chief Executive Officer of United Therapeutics Corporation from 2001 to June 2016. Dr. Jeffs joined United Therapeutics Corporation during its start-up phase in September 1998 as Director of Research, Development and Medical and also served as its Chief Operating Officer from April 2001 to December 2014. Dr. Jeffs served as a Director of United Therapeutics Corporation from 2001 until June 2016, and currently serves on the Board of Directors of three other public companies: Albireo Pharma, Inc., Axsome Therapeutics, and Sangamo Therapeutics, Inc. Dr. Jeffs holds a B.S. in Chemistry from Duke University and Ph.D. in Pharmacology from the University of North Carolina. Our Board of Directors believes that Dr. Jeffs should serve as a director based on his scientific background and business experience, coupled with his experience as a Chief Executive Officer of a publicly-traded biotechnology company.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2020 ANNUAL MEETING

Steven M. Goldman, age 66

        Mr. Goldman has served as a member of our Board of Directors since May 2017. Mr. Goldman has been a Partner of Kramer Levin Naftalis & Frankel LLP since 2009. Mr. Goldman specializes in mergers and acquisitions, financings, joint ventures, private placements, leveraged buyouts and general corporate counseling. He has represented numerous banks in connection with financing of acquisitions and recapitalizations, and insurance brokerages in connection with regulatory enforcement issues and in purchase and sale transactions. From 2006 to 2009, before joining Kramer Levin, Mr. Goldman was the State of New Jersey's Department of Banking and Insurance Commissioner, appointed by Governor Jon S. Corzine. In that role, Mr. Goldman chaired the Reinsurance Task Force at the National Association of Insurance Commissioners which completed a framework for modernizing the regulation of reinsurance in the United States and between the United States and other countries. Mr. Goldman has served as a director of Bank Leumi USA since May 2015. Mr. Goldman also served as a Director of ConnectOne Bank and ConnectOne Bancorp, Inc from 2011 to February 2014. He also Chaired the International Insurance Relations Committee of the NAIC, and the Reinsurance and other Forms of Risk Transfer Subcommittee on behalf of the United States at the International Association of Insurance Supervisors from 2007 to 2009. Mr. Goldman has testified before Congress on multiple occasions regarding insurance regulation and health care reform. Mr. Goldman is on the Dean's Board of Advisors for The George Washington University Law School, is a Member of the Bar in New York and New Jersey and is currently a member of the Operations and Finance Committee, a member of the Executive Committee, and Assistant Treasurer of the New Jersey Performing Arts Center and the Chair of the Board of Managers of Theatre Square Development Company. Mr. Goldman holds an A.B. in Political Science from Boston University, a J.D. from the George Washington University and an L.L.M. in taxation from New York University. Our Board of Directors believes that Mr. Goldman should serve as a director based on his experience both as a practicing attorney and as the Commissioner of the New Jersey Department of Banking and Insurance, which allows him to provide the Board with valuable insight on matters of corporate governance, regulatory compliance and relations and structuring of transactions

Sean Stalfort, age 48

        Mr. Stalfort has served as a member of our Board of Directors since September 2016. Mr. Stalfort has been a partner at PBM Capital Group, LLC, a private equity investment firm in the business of investing in healthcare and life-science related companies, since May 2010. Prior to joining PBM Capital Group, LLC, Mr. Stalfort was the Executive Vice President for New Business Development/M&A for PBM Products. Mr. Stalfort is also a founding Partner of Octagon Partners and Octagon

Finance, historic tax credit real estate companies. Mr. Stalfort is a director of several private healthcare companies. Mr. Stalfort also served as our President from April 2016 until December 2016. Mr. Stalfort received a B.A. in Business Economics and Political Science from Brown University. Our Board of Directors believes that Mr. Stalfort should serve as a director based upon on his years as an investor in healthcare related companies.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

        As required under the Nasdaq Stock Market ("Nasdaq") listing standards, a majority of the members of a listed company's Board of Directors must qualify as "independent," as affirmatively determined by the Board of Directors. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

        Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that all of our directors, except Mr. Sapir, Mr. Manning and Mr. Stalfort, representing three of our six directors, are independent directors within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. We are relying on phase in periods under the Nasdaq rules with respect to director independence, which allow us to have less than a majority of independent directors, so long as our board has a majority of independent directors within one year of the date of listing for our initial public offering. Accordingly, we plan to appoint an additional independent director and have a board of directors comprised of a majority of independent directors by June 28, 2018.

BOARD LEADERSHIP STRUCTURE

        The Board of Directors of the Company has a Chairman, Mr. Manning, who has authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Board Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, we believe that having a Board Chairman creates an environment that is more conducive to objective evaluation and oversight of management's performance, increasing management accountability and improving the ability of the Board to monitor whether management's actions are in the best interests of the Company and our stockholders. As a result, we believe that having a Board Chairman can enhance the effectiveness of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

        Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, cybersecurity and reputational. One of the board's key functions is informed oversight of the Company's risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Board Chair the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

MEETINGS OF THE BOARD OF DIRECTORS

        The Board of Directors met six times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

        The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for the year ended December 31, 2017 for each of the Board committees:

Name	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Steven M. Goldman	X		X		X	*
Roger A. Jeffs	X		X	*
Paul B. Manning			X	(1)
Alfred J. Novak	X	*			X
Sean Stalfort					X	(2)
Number of meetings in 2017	4		1		0

(1)
Mr. Manning will cease to serve as a member of the Compensation Committee, effective immediately following the Annual Meeting.

(2)
Mr. Stalfort will cease to serve as a member of the Nominating and Corporate Governance Committee, effective immediately following the Annual Meeting.

*
Committee chair.

        Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee, except as specifically described below, meets the applicable Nasdaq rules and regulations regarding "independence" and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

        The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company's corporate accounting and financial reporting processes and audits of its financial statements. The Audit Committee is currently composed of three directors: Messrs. Novak, Jeffs and Goldman. The Audit Committee met four times during 2017. The Board has adopted a written Audit Committee Charter that is available to stockholders on our website at www.dova.com.

        The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company's Audit Committee are independent, as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards. The Board of Directors has also determined that Mr. Novak qualifies as an "audit committee financial expert," as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Novak's level of knowledge and experience based on a number of factors, including his formal education and experience in financial and accounting roles.

        The principal duties and responsibilities of our Audit Committee include:

  •
  appointing and retaining an independent registered public accounting firm to serve as independent auditor to audit our financial statements, overseeing the independent auditor's work and determining the independent auditor's compensation;

  •
  approving in advance all audit services and non-audit services to be provided to us by our independent auditor;

  •
  establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or compliance matters, as well as for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

  •
  reviewing and discussing with management and our independent auditor the results of the annual audit and the independent auditor's review of our quarterly financial statements; and

  •
  conferring with management and our independent auditor about the scope, adequacy and effectiveness of our internal accounting controls, the objectivity of our financial reporting and our accounting policies and practices.

Report of the Audit Committee of the Board of Directors

        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2017 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm's independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

    Alfred J. Novak, Chair
    Steven M. Goldman
    Roger A. Jeffs

*
The material in this report is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

        The Compensation Committee is currently composed of three directors: Roger A. Jeffs, Steven M. Goldman and Paul B. Manning. Dr. Jeffs serves as the chairman of the committee. The Compensation Committee met one time during 2017. The Board has adopted a written Compensation Committee Charter that is available to stockholders on our website at www.dova.com.

        Dr. Jeffs and Mr. Goldman are non-employee directors, as defined in Rule 16b-3 promulgated under the Exchange Act and are "outside directors," as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. Our Board of Directors has determined that Dr. Jeffs and Mr. Goldman are "independent" as defined under the applicable listing standards of Nasdaq, including the standards specific to members of a Compensation Committee. We are permitted to phase in our compliance with the independent compensation committee requirements set forth by the Nasdaq listing standards as follows: (1) one independent member at the time of listing, (2) a majority of independent members within 90 days of listing and (3) all independent members within one year of listing. We expect that Mr. Manning will cease to serve as a member of our Compensation Committee, effective immediately following the Annual Meeting.

        The principal duties and responsibilities of our Compensation Committee include:

  •
  establishing and approving, and making recommendations to the Board regarding, performance goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives and setting, or recommending to the full Board of Directors for approval, the chief executive officer's compensation, including incentive-based and equity-based compensation, based on that evaluation;

  •
  setting the compensation of our other executive officers, based in part on recommendations of the chief executive officer;

  •
  exercising administrative authority under our stock plans and employee benefit plans;

  •
  establishing policies and making recommendations to our Board regarding director compensation;

  •
  reviewing and discussing with management the compensation discussion and analysis that we may be required from time to time to include in SEC filings; and

  •
  preparing a compensation committee report on executive compensation as may be required from time to time to be included in our annual proxy statements or annual reports on Form 10-K filed with the SEC.

        Beginning in 2018, the Compensation Committee meets an average of once every quarter and with greater frequency if necessary, and typically schedules more meetings in the second half of the year as compared to the first half in order to give additional time and consideration to compensation issues for the coming year. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser's independence; however, there is no requirement that any adviser be independent.

        In 2017, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Radford, as compensation consultants. Our Compensation Committee identified Radford based on Radford's general reputation in the industry. The Compensation Committee requested that Radford assist in:

  •
  Developing an industry peer group to gauge market pay levels and practices;

  •
  Reviewing equity grant practices for the Company and industry peers;

  •
  Reviewing, refining and articulating a compensation philosophy and equity grant strategy for the Company's executive officers and other key employees; and

  •
  Assessing pay competitiveness for the Company's top executive officers.

        To achieve the objectives listed above, the Compensation Committee requested that Radford:

  •
  Participate in discussions with the Compensation Committee Chairman (and, if desired, other members of the Compensation Committee) and selected members of senior management to discuss the Company's historical pay practices, incumbent roles and responsibilities, compensation philosophy and equity grant alternatives;

  •
  Develop a peer group of publicly traded and comparable life science companies the Company competes with for business, executive talent and investor capital;

  •
  Review equity grant practices for the Company and industry peers, including topics such as equity plan dilution, annual share usage, prevalence of long-term incentive award vehicles and mix, and equity stakes for named executive officers;

  •
  Recommend an equity grant strategy to assist the Company in providing ongoing long-term incentive awards to employees and assist with equity grand modeling;

  •
  Develop composite market values covering all primary pay components for the Company's top executive officers, based on proxy pay values disclosed by industry peers and values reported within available published surveys for the life sciences industry;

  •
  Assess pay competitiveness for the Company's top executive officers and develop directional recommendations to maintain and/or improve pay competitiveness;

  •
  Summarize preliminary findings in a written report and review with the Compensation Committee and management; and

  •
  Finalize report findings and recommendations based on feedback from the Company and Compensation Committee.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee is currently composed of three directors: Steven M. Goldman, Alfred J. Novak and Sean Stalfort. Mr. Goldman serves as the chairman of the committee. The Nominating and Corporate Governance Committee did not meet during 2017. The Board has adopted a written Nominating and Corporate Governance Committee Charter that is available to stockholders on our website at www.dova.com.

        Our Board of Directors has determined that Mr. Goldman and Mr. Novak are "independent" as defined under the applicable listing standards of Nasdaq and SEC rules and regulations. We are permitted to phase in our compliance with the independent nominating and corporate governance committee requirements set forth by the Nasdaq listing standards as follows: (1) one independent member at the time of listing, (2) a majority of independent members within 90 days of listing and (3) all independent members within one year of listing. We expect that Mr. Stalfort will cease to serve as a member of our Nominating and Corporate Governance Committee, effective immediately following the Annual Meeting. The responsibilities of the Nominating and Corporate Governance Committee include, among other things:

  •
  identifying, reviewing and evaluating candidates to serve on our Board of Directors;

  •
  determining the minimum qualifications for service on our Board of Directors;

  •
  evaluating director performance on the Board and applicable committees of the Board and determining whether continued service on our Board is appropriate;

  •
  evaluating, nominating and recommending individuals for membership on our Board of Directors;

  •
  evaluating nominations by stockholders of candidates for election to our Board of Directors;

  •
  considering and assessing the independence of members of our Board of Directors;

  •
  developing a set of corporate governance policies and principles and recommending to our Board of Directors any changes to such policies and principles;

  •
  reviewing and making recommendations to the Board of Directors with respect to management succession planning;

  •
  considering questions of possible conflicts of interest of directors as such questions arise; and

  •
  reviewing and evaluating on an annual basis the performance of the nominating and corporate governance committee and the nominating and corporate governance committee charter.

        The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company's stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

        In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors' overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors' independence. The Committee also takes into account the results of the Board's self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Corporate Secretary, Dova Pharmaceuticals, Inc., 240 Leigh Farm Road, Suite 245, Durham, NC 27707, at least 90 days, but not more than 120 days, prior to the anniversary date of the mailing of our proxy statement for the preceding year's annual meeting of stockholders. Submissions must include the information required by our Bylaws, including the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Board or the director in care of Dova Pharmaceuticals, Inc., 240 Leigh Farm Road, Suite 245, Durham, NC 27707, Attn: Corporate Secretary. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent and the number and class of shares of our stock that are owned beneficially by the stockholder as of the date of the communication.

        These communications will be reviewed by our Corporate Secretary, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider communications that contain advertisements or solicitations or are unduly hostile, threatening or similarly inappropriate. All communications directed to the Audit Committee in accordance with our Open Door Policy for Reporting Complaints Regarding Accounting and Auditing

Matters that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

        Any interested person may communicate directly with the non-management directors. Persons interested in communicating directly with the non-management directors regarding their concerns or issues may do so by addressing correspondence to a particular director, or to the non-management directors generally, in care of Dova Pharmaceuticals, Inc., 240 Leigh Farm Road, Suite 245, Durham, NC 27707. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the chair of the Audit, Compensation, or Nominating and Corporate Governance Committee.

CODE OF ETHICS

        We have adopted a Code of Business Conduct and Ethics (the "Code of Conduct"), applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.dova.com. The Nominating and Corporate Governance Committee of our Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for executive officers and directors. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the amendment or waiver on our website.

 PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee of the Board has selected Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP was selected as the Company's independent registered public accounting firm in March 2018. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of Ernst & Young LLP.

Change in Independent Registered Public Accounting Firm

        In March 2018, the Audit Committee approved the engagement of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ended December 31, 2018, and approved the dismissal of KPMG LLP as our independent registered public accounting firm. KPMG LLP had served as our independent registered public accounting firm since our inception. On March 27, 2018, we filed a Current Report on Form 8-K disclosing this change.

        The reports of KPMG LLP on the financial statements of the Company for the period from March 24, 2016 (inception) through December 31, 2016 and for the year ended December 31, 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report on the Company's consolidated financial statements as of December 31, 2016 and for the period from March 24, 2016 through December 31, 2016 included an explanatory paragraph noting that there was substantial doubt about the Company's ability to continue as a going concern as of April 21, 2017, the date of such audit report, and the report on the Company's consolidated financial statements as of December 31, 2017 and for year ended December 31, 2017 included an explanatory paragraph noting that there was substantial doubt about the Company's ability to continue as a going concern as of February 16, 2018, the date of such audit report.

        In connection with the audits of the Company's financial statements for the period from March 24, 2016 through December 31, 2016 and for the year ended December 31, 2017, and in the subsequent interim period from January 1, 2018 through March 21, 2018, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with KPMG LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the matter in their reports.

        During the period from March 24, 2016 through December 31, 2016, the year ended December 31, 2017 and the subsequent interim period through March 21, 2018, there have been no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

        During the period from March 24, 2016 through December 31, 2016, the year ended December 31, 2017 and the subsequent interim period through March 21, 2018, neither the Company nor anyone on its behalf consulted with Ernst & Young LLP regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company's financial statements and, neither a written report nor oral advice was provided to the Company that Ernst & Young LLP concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues, (iii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions), or (iv) any "reportable event" (as described in Item 304(a)(1)(v) of Regulation S-K.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following table represents aggregate fees billed to the Company for the year ended December 31, 2017 and the period from March 24, 2016 to December 31, 2016 by KPMG LLP, the Company's principal accountant during each period.

	Fiscal Year Ended December 31, 2017	Period from March 24, 2016 through December 31, 2016
Audit fees(1)	$344,000	$35,201
Audit-related fees(2)	284,500	—
Tax fees(3)	6,214	—

Total	$565,714	35,201

(1)
Audit fees consists of fees billed or incurred for professional services rendered in connection with the audit of our consolidated financial statements and review of the interim condensed consolidated financial statements included in our quarterly reports.

(2)
Audit-related fees includes fees billed or incurred for professional services rendered in connection with our initial public offering.

(3)
Tax fees includes services related to the preparation or review of the U.S. federal, state and local tax returns, and other advisory and professional services.

        All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company's independent auditors. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" PROPOSAL NO. 2.

 EXECUTIVE OFFICERS

        The following table sets forth information concerning our executive officers:

Name	Position
Alex Sapir	President, Chief Executive Officer and Director
Mark W. Hahn	Chief Financial Officer
Lee F. Allen, M.D., Ph.D.	Chief Medical Officer
Kevin Laliberte	Senior Vice President, Product Development

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        The following sets forth certain information with respect to our executive officers who are not directors. Information with respect to Mr. Sapir is set forth above under Proposal 1, Election of Directors.

Mark W. Hahn, age 55

        Mr. Hahn has served as our Chief Financial Officer since January 2018. Mr. Hahn was previously the executive vice president and chief financial officer of Cempra, Inc., a clinical-stage pharmaceutical company, from February 2010 to November 2017. From 2008 to 2009, Mr. Hahn was the chief financial officer of Athenix Corp., an agricultural biotechnology company, leading its merger with Bayer CropScience, where he served as finance director into 2010. Prior to Athenix, Mr. Hahn was the chief financial officer of various companies including GigaBeam Corporation, a telecommunications equipment company, BuildLinks, Inc. and PerformaWorks, Inc., software companies, and Charles & Colvard, Ltd., a consumer products company. Mr. Hahn began his career at Ernst & Young where he served in various capacities, culminating in senior manager from 1984 until 1996. Mr. Hahn holds a B.B.A. in accounting and finance from the University of Wisconsin-Milwaukee and is a certified public accountant in the State of Maryland and North Carolina.

Lee F. Allen, M.D., Ph.D., age 66

        Dr. Allen has served as our Chief Medical Officer since April 2017. From January 2016 to April 2017, Dr. Allen served as Chief Medical Officer managing Clinical Development, Medical Affairs and Regulatory Affairs at Argos Therapeutics. Dr. Allen served as Chief Medical Officer at Spectrum Pharmaceuticals from March 2013 to January 2016. From August 2007 to March 2013, Dr. Allen served as Chief Medical Officer at AMAG Pharmaceuticals. From 2003 through 2007, Dr. Allen served as the Clinical Site Head and Global Oncology Therapeutic Area Director for Wyeth Pharmaceuticals' research and development site in Cambridge, MA. From 1999 to 2003, Dr. Allen helped establish Oncology as a new therapeutic area at Pfizer and served as Executive Director and Site Therapeutic Area Leader for the Ann Arbor Oncology portfolio. Dr. Allen holds a Ph.D. and M.D. from the Rutgers Biomedical and Health Sciences (formerly the University of Medicine and Dentistry of New Jersey), and completed Residency training in Internal Medicine and Fellowship training in Hematology and Oncology at the Duke University Medical Center. As a postdoc, Dr. Allen investigated signal transduction pathways at Duke in the Howard Hughes Laboratory of Nobel Laureate, Dr. Robert Lefkowitz, and has authored or co-authored more than 50 publications.

Kevin Laliberte, age 40

        Dr. Laliberte has served as our Senior Vice President, Product Development since March 2017. From 2003 to March 2017, Dr. Laliberte held various positions at United Therapeutics Corporation, including as the Senior Vice President, Product Development and Clinical Operations from March 2015 to March 2017, as the Associate Vice President Product Development from March 2013 to February

2015 and as the Senior Director Product Development from 2010 to March 2013. Dr. Laliberte holds a Pharm.D. from the University of Michigan and completed a Drug Development and Clinical Research Fellowship at the University of North Carolina School of Pharmacy and GlaxoSmithKline.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding beneficial ownership of our capital stock as of March 1, 2018 by:

  •
  each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

  •
  each of our directors;

  •
  each of our named executive officers; and

  •
  all of our current executive officers and directors as a group.

        The percentage ownership information shown is based upon 28,179,266 shares of common stock outstanding as of March 1, 2018. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are exercisable on or before April 30, 2018, which is 60 days after March 1, 2018. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

        Except as otherwise noted below, the address for persons listed in the table is c/o Dova Pharmaceuticals, Inc., 240 Leigh Farm Road, Suite 245, Durham, NC 27707.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% Stockholders
Paul B. Manning and related entities(1)	14,124,049	50.1%
Perceptive Life Sciences Master Fund, Ltd.(2)	1,754,015	6.4
FMR, LLC(3)	1,888,583	6.7
Directors and Named Executive Officers
Alex Sapir(4)	934,200	3.2
Doug Blankenship(5)	12,000	*
Lee F. Allen, M.D., Ph.D.(6)	254,966	*
Steven M. Goldman(7)	130,169	*
Roger A. Jeffs(8)	64,400	*
Paul B. Manning(1)	14,124,049	50.1
Alfred J. Novak(9)	33,000	*
Sean Stalfort(10)	604,665	2.1
All current executive officers and directors as a group (9 persons)	16,520,424	55.5

*
Represents beneficial ownership of less than 1%.

(1)
Consists of (a) 12,390,823 shares of common stock held by Paul B. Manning and (b) 1,733,226 shares of common stock held by BKB Growth Investments, LLC ("BKB"). Mr. Manning is a co-manager of BKB and has sole voting and investment power with respect to the shares held by BKB. The business address for Mr. Manning and BKB is 200 Garrett Street, Suite S, Charlottesville, VA 22902.

(2)
This information has been obtained from a Schedule 13G/A filed on February 14, 2018 by entities and individuals associated with Perceptive Life Sciences Master Fund, Ltd. Shares beneficially owned prior to this offering consist of 1,809,015 shares of common stock directly held by Perceptive Life Sciences Master Fund, Ltd. Perceptive Advisors LLC serves as the investment manager to Perceptive Life Sciences Master Fund, Ltd. and may be deemed to beneficially own such shares. Joseph Edelman is the managing member of Perceptive Advisors LLC and may be deemed to beneficially own such shares. The principal business address of these persons and entities is 51 Astor Place, 10th Floor, New York, NY 10003.

(3)
This information has been obtained from a Schedule 13G filed on February 13, 2018. The address of FMR, LLC is 245 Summer Street, Boston, Massachusetts 02210.

(4)
Consists of 46,909 shares of common stock, 277,891 shares underlying options that are exercisable and vested within 60 days of March 1, 2018 and 609,400 shares that may be acquired pursuant to early exercise features of unvested options. Any shares issued upon the exercise of unvested options are subject to a repurchase right in favor of us if Mr. Sapir does not satisfy the option's vesting requirements. In any event, shares acquired upon an early exercise may not be disposed of until the vesting period has been satisfied.

(5)
Consists of 12,000 shares underlying options that are exercisable and vested within 60 days of March 1, 2018. On January 29, 2018, Mr. Blankenship resigned as our Chief Financial Officer, with his separation effective as of February 8, 2018.

(6)
Consists of 3,500 shares of common stock, 68,105 shares underlying options that are exercisable and vested within 60 days of March 1, 2018 and 183,361 shares that may be acquired pursuant to early exercise features of options that vest in accordance with their terms. Any shares issued upon the exercise of unvested options are subject to a repurchase right in favor of us if Dr. Allen does not satisfy the option's vesting requirements. In any event, shares acquired upon an early exercise may not be disposed of until the vesting period has been satisfied.

(7)
Consists of (a) 92,169 shares of common stock held directly, (b) 5,000 shares held by the Steven M. Goldman Family LLC, (c) 11,000 shares underlying options that are exercisable and vested within 60 days of March 1, 2018 and (d) 22,000 shares that may be acquired pursuant to early exercise features of options that vest in accordance with their terms. Any shares issued upon the exercise of unvested options are subject to a repurchase right in favor of us if Mr. Goldman does not satisfy the option's vesting requirements. In any event, shares acquired upon an early exercise may not be disposed of until the vesting period has been satisfied. Mr. Goldman is the managing member of the Steven M. Goldman Family LLC and may be deemed to have voting and investment power with respect to the shares held by the Steven M. Goldman Family LLC.

(8)
Consists of 31,400 shares of common stock, 11,000 shares underlying options that are exercisable and vested within 60 days of March 1, 2018 and 22,000 shares that may be acquired pursuant to early exercise features of options that vest in accordance with their terms. Any shares issued upon the exercise of unvested options are subject to a repurchase right in favor of us if Dr. Jeffs does not satisfy the option's vesting requirements. In any event, shares acquired upon an early exercise may not be disposed of until the vesting period has been satisfied.

(9)
Consists of 11,000 shares underlying options that are exercisable and vested within 60 days of March 1, 2018 and 22,000 shares that may be acquired pursuant to early exercise features of options that vest in accordance with their terms. Any shares issued upon the exercise of unvested options are subject to a repurchase right in favor of us if Mr. Novak does not satisfy the option's vesting requirements. In any event, shares acquired upon an early exercise may not be disposed of until the vesting period has been satisfied.

(10)
Consists of 604,665 shares of common stock.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2017, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except the following:

  •
  On July 5, 2017, the Steven M. Goldman Family LLC (the "LLC"), of which the Steven Goldman is the Managing Member, purchased 5,000 shares of the Company's common stock. The voting and investment decisions of the LLC are made by an independent external asset manager. Mr. Goldman disclaims beneficial ownership of the shares held by the LLC except to the extent of his pecuniary interest in the LLC. Mr. Goldman inadvertently failed to include this purchase on his report on Form 4 filed on July 7, 2017, which reported, on a timely basis, purchases of an aggregate of 72,000 shares by Mr. Goldman directly, as required by Section 16(a). Mr. Goldman filed a report on Form 4/A reporting this purchase on August 17, 2017.

 EXECUTIVE COMPENSATION

        We became a public company in June 2017, and we are currently an emerging growth company. As an emerging growth company, we are subject to the scaled reporting rules applicable to emerging growth companies. The following section describes, under the scaled reporting rules applicable to emerging growth companies, the compensation we paid to our named executive officers for 2017.

        Our named executive officers for the year ended December 31, 2017, which consist of our President and Chief Executive Officer, our former Chief Financial Officer and our Chief Medical Officer, respectively, are:

  •
  Alex Sapir;

  •
  Douglas Blankenship; and

  •
  Lee F. Allen, M.D., Ph.D.

        On January 31, 2018, Mark W. Hahn commenced employment with us as our Chief Financial Officer. Although Mr. Hahn is not one of our named executive officers for the year ended December 31, 2017, we have included information regarding Mr. Hahn's compensation in this section where it may be material to an understanding of our executive compensation program.

2017 Summary Compensation Table

        The following table sets forth information regarding compensation earned by our named executive officers during the year ended December 31, 2017. Each of Mr. Sapir, Mr. Blankenship and Dr. Allen commenced service with us in 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(3)	Total ($)
Alex Sapir	2017	400,077	20,000	5,414,664	180,000	2,002	6,016,743
President and Chief Executive Officer
Douglas Blankenship(4)	2017	208,526	—	1,357,551	—	1,042	1,567,119
Former Chief Financial Officer
Lee F. Allen, M.D., Ph.D.	2017	285,221	20,000	1,497,983	160,000	5,334	1,968,538
Chief Medical Officer

(1)
For 2017, each named executive officer had a target bonus opportunity, defined as a percentage of his annual salary. For 2017, Mr. Sapir's and Dr. Allen's target bonus was 45% and 40% of their annual salaries, respectively. On March 12, 2018, the Company's compensation committee determined that the 2017 corporate performance goals had been achieved at a 100% level in the aggregate. The bonuses paid to Mr. Sapir and Dr. Allen for 2017 performance at the 100% level are included in the "Non-Equity Incentive Plan Compensation" column above. The compensation committee also exercised its discretion to award Mr. Sapir and Dr. Allen additional compensation in light of their roles in the achievement of corporate objectives outside of the scope of the stated corporate objectives. The additional amounts paid are reflected in the "Bonus" column above.

(2)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2017 computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 6 to our audited financial statements included in our Annual Report on Form 10-K. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(3)
These amounts reflect our contributions to the 401(k) plan for each named executive officer.

(4)
On January 29, 2018, Mr. Blankenship resigned as our Chief Financial Officer, with his separation effective as of February 8, 2018.

Outstanding Equity Awards at December 31, 2017

        The following table sets forth certain information regarding equity awards granted to our named executive officers that remain outstanding as of December 31, 2017.

		Option Awards			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock that Have not Vested (#)		Market Value of Shares or Units of Stock that Have not Vested ($)
Alex Sapir	3/28/2017	887,291	3.73	3/27/2027	—		—
	—	—	—	—	26,809	(3)	772,099
Douglas Blankenship	3/28/2017	228,525	3.73	3/27/2027	—		—
Lee F. Allen, M.D., Ph.D.	4/14/2017	251,466	3.73	4/13/2027	—		—

(1)
Unless otherwise noted, all options granted provide for the following vesting schedule: 25% of the shares subject to the option vest on the first anniversary of the executive's commencement of employment and the remaining shares vest in 36 equal monthly installments thereafter, subject to the executive's continued service and subject to full acceleration in the event of a sale event, as defined in the executive's employment agreement, during such continued service. All of the shares subject to the option awards are early exercisable.

(2)
All of the option awards were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant, as determined in good faith by our Board of Directors.

(3)
Consists of 26,809 shares that were subject to a stock option that Mr. Sapir early exercised on December 22, 2017. These shares vested on January 3, 2018.

Narrative to Summary Compensation Table

        We review compensation annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives.

        The Compensation Committee of our Board has historically determined our executives' compensation. Our Compensation Committee typically reviews and discusses management's proposed compensation with the chief executive officer for all executives other than the chief executive officer. Based on those discussions and its discretion, the Compensation Committee then recommends the compensation for each executive officer. Our Compensation Committee, without members of management present, discusses and ultimately approves the compensation of our executive officers.

Annual Base Salary

        We have entered into employment agreements with each of our named executive officers that establish annual base salaries, which are generally determined, approved and reviewed periodically by our Compensation Committee in order to compensate our named executive officers for the satisfactory performance of duties to the company. The following table presents the annual base salaries for each of our named executive officers for 2017, as further described under "—Employment Agreements" below.

Name	2017 Base Salary ($)
Alex Sapir	400,000
Douglas Blankenship	250,000
Lee F. Allen, M.D., Ph.D.	400,000

Annual Bonus

        We seek to motivate and reward our executives for achievements relative to our corporate goals and expectations for each fiscal year. Each named executive officer has a target bonus opportunity, defined as a percentage of his annual salary. For 2017, the target bonus was as follows:

Name	Target Bonus as a Percentage of Base Salary
Alex Sapir	45%
Douglas Blankenship	40%
Lee F. Allen, M.D., Ph.D.	40%

        To reinforce the importance of integrated and collaborative leadership, our executives' bonuses have historically been solely based on company performance.

        In December 2017, our compensation committee determined that the 2017 corporate performance goals had been achieved at a 100% level in the aggregate. For 2017, the corporate performance goals consisted of a number of clinical development and regulatory milestones, as well as raising additional capital. Based on these factors, the Compensation Committee determined bonuses for 2017 as follows:

Name	2017 Bonus Payment
Alex Sapir	$180,000
Lee F. Allen, M.D., Ph.D.	$160,000

        As Mr. Blankenship resigned as our Chief Financial Officer prior to the determination of 2017 bonuses, he was not eligible to receive a bonus based on the 2017 corporate performance goals. The bonuses paid to the named executive officers for 2017 corporate performance reflected in the table above are included in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table above.

2017 Special Bonus

        In addition to the annual bonus for executive officers, the Compensation Committee exercised its discretionary authority to award special bonuses to our named executive officers after taking into consideration a number of factors, including a successful initial public offering in 2017. The amounts of the special bonuses awarded for 2017 service were as follows:

Name	Special Bonus
Alex Sapir	$20,000
Lee F. Allen, M.D., Ph.D.	$20,000

        The special bonuses paid are reflected in the "Bonus" column of the Summary Compensation Table above.

Equity-Based Awards

        Our equity-based incentive awards are designed to align our interests with those of our employees and consultants, including our named executive officers. Following the completion of our initial public offering, our Compensation Committee generally is responsible for approving equity grants. The options granted to Mr. Sapir and Mr. Blankenship in 2017 were approved by the non-employee director committee of our Board of Directors. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.

        Prior to the closing of our initial public offering, we granted all equity awards pursuant to our 2017 Equity Incentive Plan, and following the closing of our initial public offering, we grant all equity awards pursuant to our Amended and Restated 2017 Equity Incentive Plan.

        In March 2017, our non-employee director committee awarded (i) Mr. Sapir an option to purchase 914,100 shares of our common stock at an exercise price of $3.73 and (ii) Mr. Blankenship an option to purchase 228,525 shares of our common stock at an exercise price of $3.73. In April 2017, our Compensation Committee awarded Dr. Allen an option to purchase 251,466 shares of our common stock at an exercise price of $3.73. For additional information, please see "—Outstanding equity awards at December 31, 2017" above.

Employment Agreements

        We have entered into employment agreements with each of our named executive officers. The key terms of the agreements with are described below. For a discussion of the severance pay and other benefits provided in connection with a termination of employment of our named executive officers, please see "—Payments upon termination or change in control" below.

Mr. Sapir

        We entered into an employment agreement with Mr. Sapir, our President and Chief Executive Officer, in January 2017. Pursuant to the terms of his employment agreement, Mr. Sapir's employment is at will and may be terminated at any time by us or Mr. Sapir. Under the terms of the agreement, Mr. Sapir is entitled to receive an annual base salary of $400,000 and an annual bonus of up to 45% of his annual base salary based upon our Board of Directors' assessment of Mr. Sapir's performance and our attainment of targeted goals as set by the Board of Directors in their sole discretion. In accordance with the agreement, Mr. Sapir was also awarded an option to purchase 914,100 shares of our common stock on March 28, 2017 under our 2017 Equity Incentive Plan. 25% of the shares subject to the option vested on January 3, 2018 (the first anniversary of Mr. Sapir's commencement of employment) and the remaining shares vest in 36 equal monthly installments thereafter, subject to Mr. Sapir's continued service and subject to full acceleration in the event of a sale event, as defined in Mr. Sapir's agreement, during such continued service. The option is early exercisable pursuant to its terms. Pursuant to his agreement, Mr. Sapir also entered into a confidentiality, inventions assignment, non-competition and non-solicitation agreement with us.

Mr. Blankenship

        We entered into an employment agreement with Mr. Blankenship, our former Chief Financial Officer, in March 2017. Pursuant to the terms of his employment agreement, Mr. Blankenship's employment was at will and could be terminated at any time by us or Mr. Blankenship. Under the terms of the agreement, Mr. Blankenship was entitled to receive an annual base salary of $250,000 and an annual bonus of up to 40% of his annual base salary based upon our Board of Directors' assessment of Mr. Blankenship's performance and our attainment of targeted goals as set by the Board of Directors in their sole discretion. In accordance with the agreement, Mr. Blankenship was also awarded an option to purchase 228,525 shares of our common stock on March 28, 2017 under our 2017 Equity Incentive Plan. 25% of the shares subject to the option were scheduled to vest on March 1, 2018 (the first anniversary of Mr. Blankenship's commencement of employment) with the remaining shares scheduled to vest in 36 equal monthly installments thereafter, subject to Mr. Blankenship's continued service and subject to full acceleration in the event of a sale event, as defined in Mr. Blankenship's agreement, during such continued service. Pursuant to his agreement, Mr. Blankenship also entered into a confidentiality, inventions assignment, non-competition and non-solicitation agreement with us. On January 29, 2018, Mr. Blankenship resigned as Chief Financial Officer, with his separation effective as of February 8, 2018. In connection with his resignation, we and Mr. Blankenship entered into a release agreement, pursuant to which 12,000 shares underlying Mr. Blankenship's option grant vested on March 1, 2018, and Mr. Blankenship received 3 months of continued base salary and 6 months of premiums for continued health coverage.

Dr. Allen

        We entered into an employment agreement with Dr. Allen, our Chief Medical Officer, in April 2017. Pursuant to the terms of his employment agreement, Dr. Allen's employment is at will and may be terminated at any time by us or Dr. Allen. Under the terms of the agreement, Dr. Allen is entitled to receive an annual base salary of $400,000 and an annual bonus of up to 40% of his annual base salary based upon our Board of Directors' assessment of Dr. Allen's performance and our attainment of targeted goals as set by the Board of Directors in their sole discretion. In accordance with the agreement, Dr. Allen was also awarded an option to purchase 251,466 shares of our common stock on April 14, 2017 under our 2017 Equity Incentive Plan. 25% of the shares subject to the option vested on April 14, 2018 (the first anniversary of Dr. Allen's commencement of employment) and the remaining shares vest in 36 equal monthly installments thereafter, subject to Dr. Allen's continued service and subject to full acceleration in the event of a sale event, as defined in Dr. Allen's agreement, during such continued service. The option is early exercisable pursuant to its terms. Pursuant to his agreement, Dr. Allen also entered into a confidentiality, inventions assignment, non-competition and non-solicitation agreement with us.

Mr. Hahn

        We entered into an employment agreement with Mr. Hahn, our Chief Financial Officer, in January 2018. Pursuant to the terms of his employment agreement, Mr. Hahn's employment is at will and may be terminated at any time by us or Mr. Hahn. Under the terms of the agreement, Mr. Hahn is entitled to receive an annual base salary of $390,000 and an annual bonus of up to 40% of his annual base salary based upon our Board of Directors' assessment of Mr. Hahn's performance and our attainment of targeted goals as set by the Board of Directors in their sole discretion. In accordance with the agreement, Mr. Hahn was also awarded an option to purchase 175,000 shares of common stock on January 31, 2018 under our Amended and Restated 2017 Equity Incentive Plan. 25% of the shares subject to the option vest on January 31, 2019 (the first anniversary of Mr. Hahn's commencement of employment) and the remaining shares vest in 36 equal monthly installments thereafter, subject to Mr. Hahn's continued service and subject to full acceleration in the event of a sale event, as defined in

Mr. Hahn's agreement, during such continued service. The option is early exercisable pursuant to its terms. Pursuant to his agreement, Mr. Hahn also entered into a confidentiality, inventions assignment, non-competition and non-solicitation agreement with us.

Payments upon Termination or Change in Control

        The definitions of "cause," "good reason" and "sale event" referenced below are defined in the individual employment agreements with each of the named executive officers.

Mr. Sapir

        Pursuant to his employment agreement, Mr. Sapir is entitled to severance benefits if, after January 3, 2018, his employment is terminated without cause or if he resigns for good reason, subject to his execution of a release. If after January 3, 2018 but on or before January 3, 2019, Mr. Sapir is terminated without cause or resigns for good reason, he is eligible to receive six months of continued base salary and premiums for continued health coverage. If after January 3, 2019, Mr. Sapir is terminated without cause or resigns for good reason, he is eligible to receive 12 months of continued base salary and premiums for continued health coverage. If Mr. Sapir is employed by us as of the closing of a sale event, then all remaining shares of common stock underlying his outstanding options will vest.

Dr. Allen

        Pursuant to his employment agreement, Dr. Allen is entitled to severance benefits if, after April 14, 2018, his employment is terminated without cause or if he resigns for good reason, subject to his execution of a release. If after April 14, 2018 but on or before April 14, 2019, Dr. Allen is terminated without cause or resigns for good reason, he is eligible to receive six months of continued base salary and premiums for continued health coverage. If after April 14, 2019, Dr. Allen is terminated without cause or resigns for good reason, he is eligible to receive 12 months of continued base salary and premiums for continued health coverage. If Dr. Allen is employed by us as of the closing of a sale event, then all remaining shares of common stock underlying his outstanding options will vest.

Mr. Hahn

        Pursuant to his employment agreement, Mr. Hahn is entitled to severance benefits if, after January 31, 2019, his employment is terminated without cause or if he resigns for good reason, subject to his execution of a release. If after January 31, 2019 but on or before January 31, 2020, Mr. Hahn is terminated without cause or resigns for good reason, he is eligible to receive six months of continued base salary and premiums for continued health coverage. If after January 31, 2020, Mr. Hahn is terminated without cause or resigns for good reason, he is eligible to receive 12 months of continued base salary and premiums for continued health coverage. If Mr. Hahn is employed by us as of the closing of a sale event, as defined in Mr. Hahn's employment agreement, then all remaining shares of common stock underlying his outstanding options will vest.

Perquisites, Health, Welfare and Retirement Benefits

        All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We pay the premiums for the life, disability, accidental death and dismemberment insurance for all of our employees, including our named executive officers. In addition, we provide a 401(k) plan to our employees, including our named executive officers, as discussed in the section below entitled "—401(k) plan." We do not provide perquisites or personal benefits to our named executive officers.

401(k) Plan

        We maintain a defined contribution employee retirement plan (the "401(k) plan"), for our employees. Our named executive officers are also eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code of 1986, as amended. The plan provides that each participant may contribute on a pre-tax 100% of his or her eligible compensation or the statutory limit, which is $18,500 for calendar year 2018. Participants that are 50 years or older can also make "catch-up" contributions, which in calendar year 2018 may be up to an additional $6,000 above the statutory limit. We provide an automatic matching contribution of $0.50 per $1.00 of employee contribution in to the plan up to a maximum of 4% of employee deferral.

 DIRECTOR COMPENSATION

Non-Employee Director Compensation

        The following table sets forth in summary form information concerning the compensation that we paid or awarded during the year ended December 31, 2017 to each of our non-employee directors:

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)(3)	Total ($)
Steven M. Goldman	26,250	175,415	201,665
Roger A. Jeffs, Ph.D.	26,250	175,415	201,665
Paul B. Manning	—	—	—
Alfred J. Novak	26,250	175,415	201,665
Sean Stalfort	—	—	—

(1)
Mr. Sapir did not earn compensation during 2017 for his services on our Board of Directors. Mr. Sapir's compensation is fully reflected in the "2017 Summary Compensation Table" above.

(2)
The amounts reported do not reflect the amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted to our non-employee directors during the fiscal year ended December 31, 2017, as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (ASC 718). Assumptions used in the calculation of these amounts are included in Note 6 to our audited financial statements included in our Annual Report on Form 10-K. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our non-employee directors who have received options will only realize compensation with regard to these options to the extent the trading price of our common stock is greater than the exercise price of such options.

(3)
As of December 31, 2017, Messrs. Goldman and Novak and Dr. Jeffs each held options to purchase 33,000 shares of our common stock. None of our other non-employee directors held options to purchase shares of our common stock as of December 31, 2017. None of our non-employee directors held stock awards as of December 31, 2017.

        Prior to the effective date of our initial public offering in 2017, we granted options to purchase 33,000 shares of our common stock under the 2017 Equity Incentive Plan to each of Mr. Goldman, Dr. Jeffs and Mr. Novak in connection with the appointment of each to our Board of Directors. One-third of the shares subject to each option vest on May 25, 2018 (the first anniversary of the vesting commencement date) and the remaining shares vest in 24 equal monthly installments thereafter, subject to the holder's continuous service as of each such date and subject to full acceleration in the event of a change in control, as defined in the 2017 Equity Incentive Plan, during such continuous service. The options have a post-termination exercise period of twelve months upon termination of the holder's continuous service with us for any reason other than cause, disability or death.

Narrative to Director Compensation Table

        Our Board of Directors adopted a non-employee director compensation policy that became effective in June 2017 in connection with our initial public offering, which we subsequently amended effective January 1, 2018. Pursuant to our compensation policy, each of our directors who is not an employee of our company or affiliated with an entity that beneficially owns 5% or more of our outstanding shares of common stock is eligible to receive compensation for service on our Board of Directors and committees of our Board of Directors.

        Under our compensation policy, as amended, each eligible director receives an annual cash retainer of $40,000 for serving on our Board of Directors. The chairperson of each of the audit, compensation and nominating and corporate governance committees of our Board of Directors are entitled to an additional annual cash retainer of $10,000. In addition, each member of each of the audit, compensation and nominating and corporate governance committee, to the extent they are not also the chairperson, are each entitled to an additional annual cash retainer of $5,000. All annual cash compensation amounts will be payable in equal quarterly installments in advance within the first 30 days of each quarter in which the service will occur.

        In addition, each new eligible director who joins our Board of Directors will be granted a nonstatutory stock option to purchase 30,000 shares of common stock under our Amended and Restated 2017 Equity Incentive Plan, with one-third of the shares vesting on the first anniversary of the date of grant and the remaining shares vesting in 24 equal monthly installments thereafter, subject to continued service as a director through the applicable vesting date.

        On the date of each annual meeting of our stockholders, each eligible director who continues to serve as a director of our company following the meeting will be granted a nonstatutory stock option to purchase 10,000 shares of our common stock under our Amended and Restated 2017 Equity Incentive Plan, vesting monthly over one year from the grant date and in any event will be fully vested on the date of the next annual meeting of our stockholders, subject to continued service as a director though the applicable vesting date.

        The exercise price per share of each stock option granted under the non-employee director compensation policy will be equal to the closing price of our common stock on the Nasdaq Global Market on the date of grant. Each stock option will have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the eligible director's continuous service with us (provided that upon a termination of service other than for death, disability or cause, the post-termination exercise period will be 12 months from the date of termination), and will vest in full upon a change in control transaction.

        We have reimbursed and will continue to reimburse all of our non-employee directors for their actual out-of-pocket costs and expenses incurred in connection with attending board meetings.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table provides certain information with respect to our equity incentive plans, which were our only equity compensation plans in effect as of December 31, 2017.

Name	Number of securities to be issued upon exercise of outstanding options (a)	Weighted- average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,101,832	7.90	2,183,418
Equity compensation plans not approved by security holders	—	—	—
Total	2,101,832		2,183,418

 TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

        We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

        Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board of Directors, will take into account the relevant available facts and circumstances including, but not limited to:

  •
  the risks, costs and benefits to us;

  •
  the impact on a director's independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

  •
  the availability of other sources for comparable services or products; and

  •
  the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

        The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion.

CERTAIN RELATED PARTY TRANSACTIONS

        The following includes a summary of transactions since January 1, 2017 to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Other than described below, there have not been, nor are there currently any proposed, transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which include equity and other compensation, termination, change in control and other arrangements, which are described under "Executive Compensation" and "Director Compensation."

Participation in Initial Public Offering

        In our initial public offering, certain of our directors, executive officers and 5% stockholders and their affiliates purchased an aggregate of 841,435 shares of our common stock. Each of those purchases was made through the underwriters at the initial public offering price. The following table sets forth the aggregate number of shares of our common stock that these 5% stockholders and their affiliates purchased in our initial public offering:

Purchaser	Shares of Common Stock
Perceptive Life Sciences Master Fund, Ltd.	588,235
Entities affiliated with Paul Manning(1)	150,000
Alex Sapir	20,100
Steven M. Goldman	42,000
Roger A. Jeffs	31,400
Lee F. Allen	3,500
Kevin Laliberte	6,200

(1)
Consists of 100,000 shares purchased by Paul B. Manning together with his spouse as Joint Tenants with Right of Survivorship and 50,000 shares purchased by BKB Growth Investments, LLC, of which Mr. Manning is a co-manager.

Services Agreements with PBM Capital Group, LLC

        In April 2016, we entered into the Dova services agreement with PBM Capital Group, LLC, an affiliate of PBM Capital Investments, LLC, a beneficial owner of more than 5% of our common stock and an entity controlled by Paul B. Manning, one of our directors, to engage PBM Capital Group, LLC for certain scientific and technical, accounting, operations and back office support services. We agreed to pay PBM Capital Group, LLC a flat fee of $25,000 per month for these services. The Dova services agreement had an initial term of 12 months and was extended on April 1, 2017 and April 1, 2018 for additional one-year terms. Pursuant to the Dova services agreement, we paid $0.3 million to PBM Capital Group, LLC during the year ended December 31, 2017. On March 29, we and PBM Capital Group, LLC agreed to decrease the flat monthly fee to $17,400 per month, effective April 1, 2018.

        In April 2016, our wholly-owned subsidiary, AkaRx, Inc. ("AkaRx"), entered into the AkaRx services agreement with PBM Capital Group, LLC to engage PBM Capital Group, LLC for certain scientific and technical, accounting, operations and back office support services. AkaRx agreed to pay PBM Capital Group, LLC a flat fee of $25,000 per month for these services. The AkaRx services agreement had an initial term of 12 months and was extended on April 1, 2017 for an additional one-year term. Pursuant to the AkaRx services agreement, we paid $0.3 million to PBM Capital Group, LLC during the year ended December 31, 2017. On March 30, 2018, AkaRx and PBM Capital Group, LLC agreed to terminate the AkaRx services agreement, effective as of March 31, 2018.

Guarantee by PBM Capital Investments, LLC

        In March 2016, we entered into a transition services agreement with Eisai (the "TSA"). In connection with the TSA, AkaRx issued Eisai note, which enabled us to finance payments due to Eisai under the TSA. Payments due pursuant to the Eisai note were guaranteed by PBM Capital, Investments, LLC. In March 2018, we repaid the Eisai note in full and the guarantee was released.

Investors' Rights Agreement

        In connection with our Series A preferred stock financing, we entered into an investors' rights agreement (the "IRA"). The IRA contains voting rights, information rights, board observer rights, pro rata participation rights and registration rights, among other things, with certain holders of our capital stock. In addition, the IRA entitles certain holders of our capital stock to designate a director to our board. Pursuant to the terms of the agreement, each of these rights terminated immediately prior to the closing of the initial public offering, except for the registration rights.

Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys' fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person's services as a director or executive officer.

 HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to Dova Pharmaceuticals, Inc., Attn: Corporate Secretary, 240 Leigh Farm Road, Suite 245, Durham, NC 27707. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
Mark W. Hahn Chief Financial Officer and Secretary

Dated: April 27, 2018

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 is available without charge upon written request to: Corporate Secretary, Dova Pharmaceuticals, Inc., 240 Leigh Farm Road, Suite 245, Durham, NC 27707.

ANNUAL MEETING OF STOCKHOLDERS OF DOVA PHARMACEUTICALS, June 19, 2018 INC. INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20230000000000000000 0 061918 properly come before the Annual Meeting. This proxy when properly executed will be voted changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" BOTH NOMINEES FOR DIRECTOR AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: NOMINEES: FOR ALL NOMINEESO Paul B. Manning O Alfred J. Novak WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018. In their discretion, the proxies are authorized to vote upon such other business as may as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate: NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/21570/ COMPANY NUMBER ACCOUNT NUMBER PROXY VOTING INSTRUCTIONS

- 0 DOVA PHARMACEUTICALS, INC. Proxy for Annual Meeting of Stockholders on June 19, 2018 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Alex Sapir and Mark W. Hahn, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Dova Pharmaceuticals, Inc., to be held on June 19, 2018 at 4:00 p.m. local time at the offices of the corporation at 240 Leigh Farm Road, Suite 245, Durham, NC 27707, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side.) 14475 1.1

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QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE " FOR " EACH NAMED NOMINEE.
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE " FOR " PROPOSAL NO. 2.
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
TRANSACTIONS WITH RELATED PERSONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS